Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms” in the Statement of Additional Information and to the incorporation by reference of our reports dated:

•

October 20, 2010 with respect to the financial statements and financial highlights of RiverSource California Tax-Exempt Fund and RiverSource New York Tax-Exempt Fund included in the Annual Reports for the year ended August 31, 2010;

•

November 19, 2010 with respect to the financial statements and financial highlights of Seligman California Municipal High-Yield Fund, Seligman California Municipal Quality Fund, Seligman New York Municipal Fund, and Seligman National Municipal Fund included in the Annual Reports for the year ended September 30, 2010; and

•	January 20, 2010 with respect to the financial statements and financial highlights of RiverSource Tax-Exempt High Income Fund included in the Annual Report for the year ended November 30, 2009 incorporated by reference into the Registration Statement (Form N-14) as filed with the Securities and Exchange Commission.

Minneapolis, Minnesota

December 27, 2010